                                                                     Exhibit 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 MASCOTECH, INC.

                                    * * * * *

         MASCOTECH, INC., a corporation organized and existing under the Laws of the State of Delaware (the "Company"), hereby certifies as follows:

         FIRST: The name of the Company is MascoTech, Inc. The name under which the Company was originally incorporated is "Masco Industries, Inc." and the date of filing its original Certificate of Incorporation with the Secretary of State was March 15, 1984.

         SECOND: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         THIRD: The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         1.     The name of the corporation is:

                          MascoTech, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares.

         Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

                  B. Each share of preferred stock shall have or not have voting rights as determined by the Board of Directors prior to issuance.

         Dividends on all outstanding shares of preferred stock must be declared and paid, or set aside for payment, before any dividendscan be declared and paid, or set aside for payment, on the shares of common stock with respect to the same dividend period.

         In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to an amount per share to be determined before issuance by the Board of Directors, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the Company. After the making of such payments to the holders of the preferred stock, the remaining assets of the Company shall be distributed among the holders of the common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the preferred stock.

         The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series; (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the prices at which issued (at not less than par) and the terms and conditions upon which the shares may be redeemable by the Company; (d) sinking fund provisions for the redemption or purchase of shares; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Company, if such shares are to be convertible.

                  C. No holder of any class of stock issued by this Company shall be entitled to pre-emptive rights.

                  D. The number of authorized shares of each class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, voting together as a single class.

         5. (a) The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation with respect to such stock, such directors so elected shall not be divided into classes pursuant to this Article 5, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article 5, in each case unless expressly provided by such terms.

         (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include:

 (A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Company if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

         (c) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this
Article 5.

         6. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company which shall have the right, voting separately by class or series, to elect directors. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this
Article 6.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Company.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

         To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.

         8. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         9. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         10. Meetings of stockholders may be held outside the State of Delaware, if the bylaws so provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company. Elections of Directors need not be by ballot unless the bylaws of the Company shall so provide.

         11. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         12. A. The affirmative vote of the holders of 95% of all shares of stock of the Company entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this Article 12 as one class; provided that such 95% voting requirement shall not be applicable if:

                  (a) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination bears the same or a greater percentage relationship to the market price of the Company's common stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) which such other entity has theretofore paid for any of the shares of the Company's common stock already owned by it bears to the market price of the common stock of the Company immediately prior to the commencement of acquisition of the Company's common stock by such other entity;

                  (b) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination: (i) is not less than the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Company's common stock, and (ii) is not less than the earnings per share of common stock of the Company for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;

                  (c) After such other entity has acquired a 30% interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Company's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Company's public common stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Company's common stock except as necessary to insure that a quarterly dividend payment does not exceed 5% of the net income of the Company for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Company (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Company's outstanding common stock or securities convertible into common stock except as a part of the transaction which results in such other entity acquiring its 30% interest;

                  (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits of or provided by the Company, or (ii) made any major change in the Company's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination

                  (e) A proxy statement responsive to the requirements of the United States securities laws shall be mailed to all common stockholders of the Company for the purpose of soliciting stockholder approval of such business combination and shall contain on its first page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Company (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Company upon receipt of such opinion).

         The provisions of this Article 12 shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of 30% or more the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this Article 12 as one class, notwithstanding the fact that such other entity has reduced its shareholdings below 30% if, as of the record date for the determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an "affiliate" of the Company (as hereinafter defined).

         B. As used in this Article 12, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Company, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 31, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Company's stock within the meaning of the Securities Act of 1933; provided, however, that an "other entity" shall not in any event include any entity owning 30% or more of the outstanding shares of stock of the Company entitled to vote in the elections of directors considered for purposes of this
Article 12 as one class at the time of the adoption of this Article 12, any subsidiary of such entity, or any corporation succeeding to the business of such entity if (i) such business as conducted immediately prior to such succession is, immediately after such succession, the sole business of such successor, and
(ii) the stockholders of the corporation conducting such business immediately prior to such succession are, immediately after such succession, the sole stockholders of the successor corporation or of a corporation owning all of the capital stock of such successor corporation; (b) an other entity shall be deemed to be the beneficial owner of any shares of stock of the Company which the other entity (as defined above) has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause; (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Company with or into any other entity, or the sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets (except assets having an aggregate fair market value of less than $5,000,000) of, any other entity; (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Company elected by stockholders prior to the time that such other entity acquired in excess of 10% of the stock of the Company entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs A(a) and (b) of this
Article 12 the term "other consideration to be received" shall mean, in addition to other consideration received, if any, capital stock of the Company retained by its existing public stockholders in the event of a business combination with such other entity in which the Company is the surviving corporation; and (g) the exclusion of an entity from constituting an "other entity" under subparagraph B(a) of this Article 12 shall only continue to be effective if such entity does not thereafter decrease such ownership percentage to less than 30% (other than through the Company's issuance of its capital stock) and subsequently reacquire such a 30% interest and provided that, upon any such decrease and subsequent reacquisition, such entity shall be deemed for purposes of this Article 12 to have first become an "other entity" and to first have acquired capital stock of the Company on the date of such reacquisition.

         C. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 12 on the basis of information known to them whether (a) such other entity beneficially owns 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors; (b) an other entity is an "affiliate" or "associate" (as defined above) of another; (c) an other entity has an agreement, arrangement or understanding with another; or (d) the assets being acquired by the Company, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

         D. No amendment to the Certificate of Incorporation of the Company shall amend or repeal any of the provisions of this Article 12, unless the amendment effecting such amendment or repeal shall receive the affirmative vote of the holders of 95% of all shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class; provided that this paragraph D shall not apply to, and such 95% vote shall not be required for, any amendment or repeal unanimously recommended to the stockholders by the Board of Directors of the Company if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph B of this Article 12.

         E. Nothing contained in this Article 12 shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

         13. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Company, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article 13 shall not increase the liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         14. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Company shall indemnify a director, officer or employee in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such Director, officer or employee only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article 14 or otherwise.

         B. The Company may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

         C. The rights to indemnification and to the advancement of expenses conferred in this Article 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

         FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, said MASCOTECH, INC. has caused this Certificate to be signed by Richard A. Manoogian, its Chairman of the Board, this 22nd day of September, 1998.



                                          MASCOTECH, INC.




                                          By /s/Richard A. Manoogian
                                             -------------------------------
                                             Richard A. Manoogian
                                             Chairman of the Board



STATE OF MICHIGAN )
                  ) ss
COUNTY OF WAYNE   )

         I, Maxine Crandall, a notary public, do hereby certify that on this 22nd day of September, 1998, personally appeared before me Richard A. Manoogian, who, being by me first duly sworn, declared that he is the Chairman of the Board that he signed the foregoing document as the act and deed of said corporation, and that the statements therein contained are true.



                                          /s/Maxine E. Crandall
                                          ----------------------------------
                                          Notary Public
                                          Wayne County, Michigan
                                          My commission expires October 19, 2000

                              CERTIFICATE OF MERGER

                                       OF

                              MASCOTECH HARBOR INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                                 MASCOTECH, INC.
                             A DELAWARE CORPORATION

                                ----------------

            PURSUANT TO SECTION 251 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

                                ----------------

         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and the state of incorporation of each of the constituent corporations of the merger is as follows:

           NAME                         STATE OF INCORPORATION

MascoTech Harbor Inc.                           Delaware
MascoTech, Inc.                                 Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is MascoTech, Inc.

         FOURTH: That the Restated Certificate of Incorporation of the surviving corporation shall be changed in its entirety as set forth in Exhibit A to this certificate of merger.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective at the time of filing with the Secretary of State of the State of Delaware.



Dated: November 28, 2000


                                        MASCOTECH, INC.


                                        By: /s/David B. Liner
                                            ----------------------------------
                                            Name:  David B. Liner
                                            Title: Vice President and

                                                               General Counsel



                                       1


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                                                                       EXHIBIT A

             RESTATED CERTIFICATE OF INCORPORATIONOFMASCOTECH, INC.

                                    * * * * *

     1.    The name of the corporation is:

           MASCOTECH, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares.

         Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

                  B. Each share of preferred stock shall have voting rights as set forth below and as otherwise determined by the Board of Directors prior to issuance.

                  Dividends on all outstanding shares of preferred stock must be declared and paid, or set aside for payment, before any dividends can be declared and paid, or set aside for payment, on the shares of common stock with respect to the same dividend period.

                  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to an amount per share to be determined before issuance by the Board of Directors, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the Company. After the making of such payments to the holders of the preferred stock, the remaining assets of the Company shall be distributed among the holders of the common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the preferred stock.

                  The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series; (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the prices at which issued (at not less than par) and the terms and conditions upon which the shares may be redeemable by the Company; (d) sinking fund provisions for the redemption or purchase of shares; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Company, if such shares are to be convertible.

                  C.       Terms of Class A Convertible Preferred Stock.

                           1. DESIGNATION. Seven million (7,000,000) shares of
                  Preferred Stock, par value one dollar ($1.00) per share, shall be designated "Class A Convertible Preferred Stock." The Class A Convertible Preferred Stock shall have the following rights, terms and privileges set forth in subsections (2) through (5) below.

                           2. DIVIDENDS ON CLASS A CONVERTIBLE PREFERRED STOCK.
                  The holders of Class A Convertible Preferred Stock shall be entitled to receive, when and as declared on Class A Convertible Preferred Stock by the Board of Directors of the Company from funds legally available therefor, cash dividends equal to the amount paid as a dividend to holders of common stock of the Company, per annum on each outstanding share of Class A Convertible Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Company. No dividends may be paid or declared on or with respect to any other series of preferred stock or on or with respect to the Company's common stock prior to the declaration and payment of a dividend on or with respect to the Class A Convertible Preferred Stock; provided, however, that dividends may be paid or declared on or with respect to the Class B Convertible Preferred Stock. Dividends shall be non-cumulative.

                           3. LIQUIDATION RIGHTS. (a) Treatment at Liquidation,
                  Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Class A Convertible Preferred Stock shall be entitled to receive $1.00 per share per each share of Class A Convertible Stock, plus an amount equal to all accrued but unpaid dividends on Class A Convertible Preferred Stock, if any, to the date fixed for the payment in liquidation, dissolution or winding up, before any distribution shall be made to the holders of any other junior securities, including common stock. If the assets of the Company are insufficient to permit the payment of the full preferential amounts payable to the holders of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, then the assets available for the distribution to holders of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock shall be distributed ratably to the holders of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock in proportion to the full preferential amounts payable on their respective shares of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock upon liquidation, dissolution or winding up of the Company. After payment of the aforesaid full liquidation preference to holders of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock, the holder of each outstanding share of other capital stock of the Company shall be entitled to receive any remaining assets of the Company available for distribution to stockholders of the Company pursuant to its terms.

                           (b) Treatment of Merger, Consolidation and Sales of
                  Assets. A consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company shall not be deemed a liquidation, dissolution or winding up of the Company within the meaning of this Section 3.

                           (c) Distributions Other Than Cash. Whenever the
                  distribution provided for in this Section 3, or any portion thereof, shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

                           4. VOTING RIGHTS. (a) General. Each holder of a share
                  of Class A Convertible Preferred Stock shall be entitled to one vote for such share of Class A Convertible Preferred Stock. The holders of Class A Convertible

                  Preferred Stock shall vote together with the holders of Class B Convertible Preferred Stock and common stock as a single class.

                           (b) Designated Voting Rights. So long as any shares
                  of the Class A Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative, vote or consent of holders holding a majority of all of the outstanding shares of Class A Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (i) authorize any class of stock that is senior to the Class A Convertible Preferred (provided, however, that the authorization and issuance of the Series A Convertible Preferred Stock contemplated by the Recapitalization Agreement (as defined below) shall be permitted); (ii) authorize any class of stock that is pari passu to the Class A Convertible Preferred Stock (provided, however, that the authorization and issuance of the Class B Convertible Preferred Stock shall be permitted); or
                  (iii) amend this Certificate of Incorporation so as to affect the specified rights, preferences, privileges or voting rights of the Class A Convertible Preferred Stock or to authorize the issuance of any additional shares of Class A Convertible Preferred Stock.

                           5. CONVERSION. (a) The Class A Convertible Preferred
                  Stock will be convertible at the option of the holder, into shares of common stock at any time, unless previously redeemed or repurchased, at a conversion rate of one share of common stock per one share of Class A Convertible Preferred Stock.

                           (b) The right of conversion attaching to shares of
                  the Class A Convertible Preferred Stock may be exercised by the holder thereof by delivering the Class A Convertible Preferred Stock to be converted to the Company or a designated agent of the Company, accompanied by a duly signed and completed notice of conversion, if requested by the Company, in form reasonably satisfactory to the Company. The conversion date will be the date on which the Class A Convertible Preferred Stock and the duly signed and completed notice of conversion, if any, are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver or will cause to be delivered a certificate or certificates for the number of full shares of common stock issuable upon conversion. Such certificate or certificates will be delivered by the Company or its designated agent to the appropriate holder by mailing certificates evidencing the additional shares to the holders at their respective addresses set forth in the register of holders maintained by the Company or its designated agent. All shares of common stock issuable upon conversion of the Class A Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of common stock outstanding from time to time. No payment or adjustment will be made for dividends or distributions with respect to shares of common stock issued upon conversion of Class A Convertible Preferred Stock. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record time before the close of business on the conversion date.

                           (c) In the event the transactions contemplated by the
                  Recapitalization Agreement (the "Recapitalization Agreement") dated August 1, 2000 between the Company and Riverside Company LLC are not consummated, the Company shall, at its option, promptly exchange the Class A Convertible Preferred Stock for an equal number of shares of the Company's common stock. Shares of Class A Convertible Preferred Stock which have been issued and exchanged shall be canceled and retired and shall not be reissued as shares of Class A Convertible Preferred Stock and, following any required filing with the Delaware Secretary of State, such shares shall resume the status of authorized but unissued shares of preferred stock.

                  D.   Terms of Class B Convertible Preferred Stock.

                       1. DESIGNATION. Three million five hundred thousand (3,500,000) shares of preferred stock, par value one dollar ($1.00) per share, shall be designated "Class B Convertible Preferred Stock." The Class B Convertible Preferred Stock shall have the following rights, terms and privileges set forth in subsections (2) through (5) below.

                       2.  DIVIDENDS ON CLASS B CONVERTIBLE PREFERRED STOCK.
                  The holders of Class B Convertible Preferred Stock shall be entitled to receive, when and as declared on Class B Convertible Preferred Stock by the Board of Directors of the Company from funds legally available therefor, cash dividends equal to the amount paid as a dividend to holders of common stock of the Company, per annum on each outstanding share of Class B Convertible Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Company. No dividends may be paid or declared on or with respect to any other series of preferred stock or on or with respect to the Company's common stock prior to the declaration and payment of a dividend on or with respect to the Class B Convertible Preferred Stock; provided, however, that dividends may be paid or declared on or with respect to the Class A Convertible Preferred Stock. Dividends shall be non-cumulative.

                       3. LIQUIDATION RIGHTS. (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Class B Convertible Preferred Stock shall be entitled to receive $1.00 per share per each share of Class B Convertible Stock, plus an amount equal to all accrued but unpaid dividends on Class B Convertible Preferred Stock, if any, to the date fixed for the payment in liquidation, dissolution or winding up, before any distribution shall be made to the holders of any other junior securities, including common stock. If the assets of the Company are insufficient to permit the payment of the full preferential amounts payable to the holders of Class B Convertible Preferred Stock and Class A Convertible Preferred Stock, then the assets available for the distribution to holders of Class B Convertible Preferred Stock and Class A Convertible Preferred Stock shall be distributed ratably to the holders of Class B Convertible Preferred Stock and Class A Convertible Preferred Stock in proportion to the full preferential amounts payable on their respective shares of Class B Convertible Preferred Stock and Class A Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation. After payment of the aforesaid full liquidation preference to holders of Class B Convertible Preferred Stock and Class A Convertible Preferred Stock, the holder of each outstanding share of other capital stock of the Company shall be entitled to receive any remaining assets of the Company available for distribution to stockholders of the Company pursuant to its terms.

                           (b) Treatment of Merger, Consolidation and Sales of
                  Assets. A consolidation or merger of the Company, or a sale of all or substantially all of the assets of the Company shall not be deemed a liquidation, dissolution or winding up of the Company within the meaning of this Section 3.

                           (c) Distributions Other Than Cash. Whenever the
                  distribution provided for in this Section 3, or any portion thereof, shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

                           4. VOTING RIGHTS. (a) General. Each holder of a share
                  of Class B Convertible Preferred Stock shall be entitled to one vote for such share of Class B Convertible Preferred Stock. The holders of Class B Convertible Preferred Stock shall vote together with the holders of Class A Convertible Preferred Stock and common stock as a single class.

                           (b) Designated Voting Rights. So long as any shares
                  of the Class B Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative, vote or consent of holders holding a majority of all of the outstanding shares of Class B Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (i) authorize any class of stock that is senior to the Class B Convertible Preferred (provided, however, that the authorization and issuance of the Series A Preferred Stock contemplated by the Recapitalization Agreement shall be permitted); (ii) authorize any class of stock that is pari passu to the Class B

                  Convertible Preferred Stock (provided, however, that the authorization and issuance of the Class A Convertible Preferred Stock shall be permitted); or (iii) amend this Certificate of Incorporation so as to affect the specified rights, preferences, privileges or voting rights of the Class B Convertible Preferred Stock or to authorize the issuance of any additional shares of Class B Convertible Preferred Stock.

                           5. CONVERSION. (a) The Class B Convertible Preferred
                  Stock will be convertible at the option of the holder, into shares of common stock at any time, unless previously redeemed or repurchased, at a conversion rate of one share of common stock per one share of Class B Convertible Preferred Stock.

                           (b) The right of conversion attaching to shares of
                  the Class B Convertible Preferred Stock may be exercised by the holder thereof by delivering the Class B Convertible Preferred Stock to be converted to the Company or a designated agent of the Company, accompanied by a duly signed and completed notice of conversion, if requested by the Company, in form reasonably satisfactory to the Company. The conversion date will be the date on which the Class B Convertible Preferred Stock and the duly signed and completed notice of conversion, if any, are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver or will cause to be delivered a certificate or certificates for the number of full shares of Common Stock issuable upon conversion. Such certificate or certificates will be delivered by the Company or its designated agent to the appropriate holder by mailing certificates evidencing the additional shares to the holders at their respective addresses set forth in the register of holders maintained by the Company or its designated agent. All shares of common stock issuable upon conversion of the Class B Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of common stock outstanding from time to time. No payment or adjustment will be made for dividends or distributions with respect to shares of common stock issued upon conversion of Class B Convertible Preferred Stock. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record time before the close of business on the conversion date.

                           (c) In the event the transactions contemplated by the
                  Recapitalization Agreement are not consummated, the Company shall, at its option, promptly exchange the Class B Convertible Preferred Stock for an equal number of shares of the Company's common stock. Shares of Class B Convertible Preferred Stock which have been issued and exchanged shall be canceled and retired and shall not be reissued as shares of Class B Convertible Preferred Stock and, following any required filing with the Delaware Secretary of State, such shares shall resume the status of authorized but unissued shares of preferred stock.

                           E. No holder of any class of stock issued by this
                  Company shall be entitled to pre-emptive rights.

                           F. The number of authorized shares of each class of
                  stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, voting together as a single class.

         5. (a) The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor. 1.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation with respect to such stock, such directors so elected shall not be divided into classes pursuant to this Article 5, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article 5, in each case unless expressly provided by such terms.

         (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include: (A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Company if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

         (c) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this
Article 5.

         6. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company which shall have the right, voting separately by class or series, to elect directors. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article 6.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To make, alter or repeal the by-laws of the Company. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company. To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.

         8. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         9. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         10. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Company. Elections of Directors need not be by ballot unless the by-laws of the Company shall so provide.

         11. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         12. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Company, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article 12 shall not increase the liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         13. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Company shall indemnify a director, officer or employee in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such director, officer or employee only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article 13 or otherwise.

         B. The Company may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

         C. The rights to indemnification and to the advancement of expenses conferred in this Article 13 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

                              CERTIFICATE OF MERGER

                                       OF

                        RIVERSIDE ACQUISITION CORPORATION
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                                 MASCOTECH, INC.
                             A DELAWARE CORPORATION

                               -------------------

            PURSUANT TO SECTION 251 OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

                               -------------------

         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and the state of incorporation of each of the constituent corporations of the merger is as follows:

-----------------------------------  -------------------------------------------
                  NAME                           STATE OF INCORPORATION
MascoTech, Inc.                                        Delaware
Riverside Acquisition Corporation                      Delaware

         SECOND: That a Recapitalization Agreement (which contains an agreement of merger) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is MascoTech, Inc.

         FOURTH: That the Restated Certificate of Incorporation of the surviving Delaware Corporation shall be changed in its entirety as set forth in Exhibit A to this certificate of merger.

         FIFTH: That the executed Recapitalization Agreement is on file at the principal place of business of the surviving corporation, the address of which is 21001 Van Born Road, Taylor, Michigan 48180.

         SIXTH: That a copy of the Recapitalization Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective at the time of filing with the Secretary of State of the State of Delaware.



Dated:  November 28, 2000




                                 MASCOTECH, INC.



                                 By: /s/David B. Liner
                                     -------------------------------
                                     Name:  David B. Liner
                                     Title: Vice President and General Counsel

                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 MASCOTECH, INC.
                                    * * * * *

         1.  The name of the corporation is:

                   MascoTech, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

         4. The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares. Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

                  B. Each share of preferred stock shall have voting rights as set forth below and otherwise as determined by the Board of Directors prior to issuance.

         The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative participating, optional or other rights, powers, preferences, qualifications, restrictions and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following, and the shares of each series may vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of any other series; (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the terms and conditions upon which the shares may be redeemable by the Company; (d) sinking fund provisions for the redemption or purchase of shares, if any; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Company, if such shares are to be convertible.

                  C. Terms of Series A Preferred Stock.

                  (1) DESIGNATION. Three hundred seventy thousand (370,000) shares of Preferred Stock, par value one dollar ($1.00) per share, shall be designated "Series A Preferred Stock." The Series A Preferred Stock shall have the following rights, terms and privileges set forth in subsections (2) through (10) below.

                  (2) DIVIDENDS ON SERIES A PREFERRED STOCK. (a) The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Company's Board of Directors, out of the funds of the Company legally available therefor pursuant to the Delaware General Corporation Law (the "Legally Available Funds"), cumulative dividends on each share of Series A Preferred Stock for each Quarterly Dividend Period (as hereinafter defined) equal to the Liquidation Preference (as hereinafter defined) of each such share multiplied by a rate (with respect to the Series A Preferred Stock, the "Quarterly Dividend Rate") equal to (1) 13% per annum for periods ending on or prior to December 31, 2005 and (2) 15% per annum for periods thereafter, plus, in either case, 2% per annum for any period for which there are any accrued and unpaid dividends. Such dividends shall be cumulative from the date of original issue of such shares. Accrued and unpaid dividends on the Series A Preferred Stock shall accrue additional dividends in respect thereof (with respect to the Series A Preferred Stock, the "Additional Dividends"), compounded quarterly, at the Quarterly Dividend Rate then applicable to the Series A Preferred Stock. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the Company on such record date as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof, which date shall be not more than 30 days nor less than 10 days preceding the dividend payment date relating thereto.

                  (b) If dividends (including Additional Dividends) are not paid in full or declared in full and sums are not set apart for the payment thereof upon the Series A Preferred Stock and any other Parity Securities (as hereinafter defined), all dividends declared upon shares of Series A Preferred Stock and any other Parity Securities shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other Parity Security shall bear to each other the same ratio that accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and such other Parity Security shall bear to each other;

         provided that no dividends shall be declared on any Parity Security if the Series A Preferred Stock is in arrearage unless the number of Quarterly Dividend Periods for which the Series A Preferred Stock is in arrears does not exceed the number of quarterly periods for which such Parity Security is in arrearage immediately prior to the making of the such pro rata dividends.

                           (c) Dividends (including Additional Dividends) payable on the Series A Preferred Stock for any period less than a full Quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                           (d) "Quarterly Dividend Period" means, with respect to the Series A Preferred Stock, the period from January 1 through the next March 31, from April 1 through the next June 30, from July 1 through the next September 30, or from October 1 through the next December 31, as the case may be; provided that the first Quarterly Dividend Period shall mean the period commencing the day shares of Series A Preferred Stock are originally issued and ending on March 31, 2001.

                           (e) "Business Day" means, with respect to the Series A Preferred Stock, any day other than a Saturday, a Sunday or any day on which banking institutions in the State of New York or the New York Stock Exchange is closed.

                           (3) REDEMPTION OF SERIES A PREFERRED STOCK. (a)
                  Mandatory Redemption. The Company shall redeem, out of Legally Available Funds, on December 31, 2012 all then outstanding shares of Series A Preferred tock at a redemption price of 100% of the Liquidation Preference (as hereinafter defined). Immediately prior to authorizing or making any such redemption with respect to the Series A Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Series A Preferred Stock as of such date and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends (including Additional Dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Series A Preferred Stock required to be redeemed pursuant to this subsection (3) (the "Series A Mandatory Redemption Obligation"), the Series A Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Series A Mandatory Redemption

                  Obligation and the Voting Period set forth in subsection (7) will apply in accordance with its terms, without otherwise affecting the Company's obligations hereunder.

                  (b) Optional Redemption. The Series A Preferred Stock shall be redeemable, in whole or in part, out of Legally Available Funds, at the option of the Company by resolution of its Board of Directors, at a redemption price of 101% of the Liquidation Preference (as hereinafter defined) at any time after December 31, 2005, upon giving notice as provided in paragraph (c) below; provided that, notwithstanding the foregoing, the Company may exercise the foregoing redemption right on or prior to December 31, 2005 using the net proceeds from any issuance of shares of capital stock of the Company. Immediately prior to authorizing or making any such redemption with respect to the Series A Preferred Stock, the Company by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Series A Preferred Stock as of such date and if the Company does not have sufficient Legally Available Funds to declare and pay all dividends (including Additional Dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the redemption price. Notwithstanding the provisions of this paragraph (b) or of subsection (9), unless the full cumulative dividends (including Additional Dividends) on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

                           (c) Notice of Redemption. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock pursuant to paragraph (a) or (b) above, a written notice shall be mailed to each holder of record of shares of Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Company, notifying such holder of the election of the Company to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date) and calling upon such holder to surrender to the Company on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the redemption date each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Company in payment of the redemption price) all dividends on the shares of Series A Preferred Stock designated for redemption in such notice shall cease to accrue and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof (including an amount equal to all accrued and unpaid dividends up to the redemption date) upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company prior to the redemption date may deposit the redemption price (including an amount equal to all accrued and unpaid dividends up to the redemption date) of the shares of Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company in the Borough of Manhattan, City and State of New York, in which case such notice to holders of the Series A Preferred Stock to be redeemed shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to the redemption date). From and after the making of such deposit, the shares of Series A Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares (including all accrued and unpaid dividends up to the redemption date), without interest, upon surrender of the certificates representing the same to the Company at said office of such bank or trust company. Any interest accrued on such funds shall be paid to the Company from time to time. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of six months after the redemption date shall be returned by such bank or trust company to the Company, after which the holders of the Series A Preferred Stock shall have no further interest in such moneys, except as unsecured claimants of the Company.

                           (d) Reissuances. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall be cancelled and retired and shall not be reissued as shares of Series A Preferred Stock and, following any required filing with the Delaware Secretary of State, such shares shall resume the status of authorized but unissued shares of preferred stock.

                  (e) Selection of Shares to be Redeemed. If less than all of the shares of Series A Preferred Stock are to be redeemed, the Board of Directors of the Company shall allocate the total liquidation preference to be redeemed pro rata.

              (4) CHANGE IN CONTROL. (a) If a Change in Control (as hereinafter defined) shall occur at any time, then each holder of Series A Preferred Stock shall have the right to require that the Company purchase such holder's Series A Preferred Stock, in whole or in part, out of Legally Available Funds at a cash purchase price (a "Change in Control Payment") in an amount equal to 101% of the Liquidation Preference, plus accrued and unpaid dividends, if any, to the date of purchase, pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth herein.

                  (b) Within the time period specified in subsection (4)(d) below, the Company will mail a notice to each holder of Series A Preferred Stock, with the following information: (i) a Change in Control Offer is being made pursuant to this subsection (4) and that all Series A Preferred Stock properly tendered pursuant to such Change in Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change in Control Payment Date"); (iii) any Series A Preferred Stock not properly tendered will remain outstanding and continue to accrue dividends; (iv) unless the Company defaults in making the Change in Control Payment, all Series A Preferred Stock accepted for payment pursuant to the Change in Control Offer will cease to accumulate dividends on the Change in Control Payment Date; (v) holders of Series A Preferred Stock electing to have any shares of Series A Preferred Stock purchased pursuant to a Change in Control Offer will be required to surrender such shares, properly endorsed for transfer, to the transfer agent for the Series A Preferred Stock at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Payment Date; (vi) holders of Series A Preferred Stock will be entitled to withdraw their tendered shares of Series A Preferred Stock and their election to require the Company to purchase such shares, provided that the transfer agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of Series A Preferred Stock, the number of shares of Series A Preferred Stock tendered for purchase, and a statement that such holder is withdrawing his tendered shares of Series A Preferred Stock and his election to have such shares of Series A Preferred Stock purchased; and (vii) that holders whose shares of Series A Preferred Stock are being purchased only in part will be issued new shares of Series A Preferred Stock equal in number to the unpurchased portion of the shares of Series A Preferred Stock surrendered.

                  (c) On the Change in Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Change in Control Offer, (ii) deposit with the transfer agent for the Series A Preferred Stock an amount in cash equal to the aggregate Change in Control Payment in respect of all shares of Series A Preferred Stock so tendered and (iii) deliver, or cause to be delivered, to such transfer agent for cancellation the shares of Series A Preferred Stock so accepted. The Company shall promptly mail, or cause to be mailed, to each holder of Series A Preferred Stock the Change in Control Payment for such Series A Preferred Stock, and new shares of Series A Preferred Stock equal in aggregate liquidation preference to any unpurchased portion of Series A Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Payment Date. The Company may act as transfer agent for the Series A Preferred Stock.

                  (d) The Company shall mail the notice referred to in subsection (4)(b) above not later than 60 days after learning of a Change in Control specified in clause (e)(1) or (2) below or not more than 60 days after an occurrence specified in clause (e)(3) or (4) (except to the extent the occurrence referred to in clause (e)(4) would otherwise have occurred under clause (e)(1) or (2) below) (such 60th day being the "Notice Trigger Date"). Prior to making a Change in Control Offer, but in any event not later than the Notice Trigger Date, the Company covenants to (i) repay in full all indebtedness under agreements containing change of control puts or defaults (and terminate all commitments thereunder) or offer to repay in full all such indebtedness (and terminate all commitments) and to repay the indebtedness owed to (and terminate the commitments of) each creditor which has accepted such offer or (ii) obtain the requisite consents in respect of such indebtedness to permit the purchase of the Series A Preferred Stock. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Series A Preferred Stock pursuant to the provisions described below; provided that the Company's failure to comply with the covenant described in the preceding sentence shall give rise to a Voting Period under subsection
         (7) below, without otherwise affecting the Company's obligations hereunder.

                  (e) The occurrence of any of the following events will constitute a "Change in Control":

                  (1) if Heartland Industrial Partners, L.P. and its Affiliates (collectively "Heartland") (i) cease to directly or indirectly beneficially own 40% or more of the number of shares of common stock of the Company received by them in the merger (appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events) provided for under the Recapitalization Agreement dated as of August 1, 2000 between the Company and Riverside Company LLC (the "Recapitalization Agreement") (after taking account of any commitments or agreements in principle existing prior to such merger for Heartland to sell some of its shares of common stock of the Company following such merger) or (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or (iii) cease to, directly or indirectly, beneficially own 30% or more of the outstanding shares of the Company's common stock, provided that this clause (iii) shall only be operative as long as Masco Corporation or its controlled affiliates own a majority of the then outstanding shares of Series A Preferred Stock; provided that the foregoing subclause (ii) and (iii) will not be operative after any underwritten public offering of common stock of the Company;

                  (2) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") other than Heartland (an "other entity") shall attain beneficial ownership, within the meaning of Rule 13d-3 adopted under the 1934 Act, of capital stock representing a majority of the voting power for the election of the Directors of the Company;

                  (3) the Company, directly or indirectly, consolidates or merges with any other entity or sells or leases it properties and assets substantially as an entirety to any other entity, provided that this clause shall not apply to a transaction if, immediately following such transaction, no person or group, within the meaning of Section 13(d)(3) of the 1934 Act, other than Heartland, beneficially owns capital stock representing a majority of the voting power for the election of Directors of the Company; and

                  (4) any event constituting a "change of control" in the Company's Senior Credit Facilities. As used herein, "Senior Credit Facilities" means the Credit Agreement, to be dated as of the date of the Merger (as defined under the Recapitalization Agreement dated August 1, 2000 between the Company and Riverside Company LLC), among The Chase Manhattan Bank, Chase Securities Inc., the Company and certain of its subsidiaries and the other lenders and financial institutions party thereto from time to time, as the same may be amended, modified, waived, refinanced or replaced from time to time (whether under a new credit agreement or otherwise).

                  (5) QUALIFYING EQUITY. In the event of an Equity Offering Triggering Event (as hereinafter defined), each holder of Series A Preferred Stock shall have the right to require that the Company purchase each such holder's Series A Preferred Stock, in whole or in part, out of Legally Available Funds at a cash purchase price (a "Qualifying Equity Payment") in an amount equal to 101% of the Series A Liquidation Preference, plus accumulated and unpaid dividends, if any, to the date of purchase, but only to the extent of the Excess Proceeds (as hereinafter defined) received by the Company in the case of an Equity Offering Triggering Event referred to in clause (x) of the definition thereof or out of the net proceeds received by the Company from any Subsequent Offering (the "Subsequent Offering Proceeds"), in the case of an Equity Offering Triggering Event referred to in clause
         (y) of the definition thereof, pursuant to the offer described below (the "Qualifying Equity Proceeds Offer") and the other procedures set forth herein. As used herein, "Equity Offering Triggering Event" means either (x) one or more underwritten public offerings of common stock of the Company for gross proceeds to the Company of $200.0 million or more and to the extent that there are net proceeds to the Company in excess of amounts required to finance any proposed or contemplated Acquisition (as hereinafter defined) as determined in good faith by the Board of Directors (such determination of the Board of Directors of the Company shall be conclusive), whether or not publicly announced, or refinance, refund or replace any debt or preferred stock, incurred, issued or assumed in connection with any Acquisition ("Excess Proceeds") (the first or more recent of such offerings being referred to as a "Qualifying Equity Offering") or (y) the occurrence of (i) an underwritten initial public offering of common stock of the Company and
         (ii) the occurrence of any subsequent underwritten primary public offering of common stock of the Company (a "Subsequent Offering"), provided that the aggregate proceeds to the Company from such offerings under this clause (y) is $400.0 million or more (the "Gross Proceeds Condition") (such Subsequent Offering is also referred to as a "Qualifying Equity Offering" to the extent the Gross Proceeds Condition is satisfied). Once a Qualifying Equity Proceeds Offer is made with respect to any and all outstanding shares of Series A Preferred Stock, no further Qualifying Equity Proceeds Offer need be made.

                  Within 30 days following any Qualifying Equity Offering, the Company will mail a notice to each holder of Series A Preferred Stock with the following information: (i) A Qualifying Equity Proceeds Offer is being made pursuant to this subsection (5), and that all Series A Preferred Stock properly tendered pursuant to such Qualifying Equity Proceeds Offer will be accepted for payment on a pro rata basis (or as nearly a pro rata basis as practicable) to the extent of the

         Excess Proceeds or Subsequent Offering Proceeds, as the case may be;
         (ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Qualifying Equity Payment Date"); (iii) any Series A Preferred Stock not properly tendered will remain outstanding and continue to accumulate dividends; (iv) unless the Company defaults in the payment of the Qualifying Equity Payment, all Series A Preferred Stock accepted for payment pursuant to the Qualifying Equity Proceeds Offer will cease to accumulate dividends on the Qualifying Equity Payment Date; (v) holders of Series A Preferred Stock electing to have any shares of Series A Preferred Stock purchased pursuant to a Qualifying Equity Proceeds Offer will be required to surrender such shares, properly endorsed for transfer, to the transfer agent for the Series A Preferred Stock at the address specified in the notice prior to the close of business on the third Business Day preceding the Qualifying Equity Payment Date; (vi) holders of Series A Preferred Stock will be entitled to withdraw their tendered shares of Series A Preferred Stock and their election to require the Company to purchase such shares; provided that the transfer agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the Series A Preferred Stock, the aggregate liquidation preference of Series A Preferred Stock tendered for purchase, and a statement that such holder is withdrawing his tendered shares of Series A Preferred Stock and his election to have such shares of Series A Preferred Stock purchased; and (vii) that holders whose shares of Series A Preferred Stock are being purchased only in part will be issued new shares of Series A Preferred Stock equal in number to the unpurchased portion of the shares of Series A Preferred Stock surrendered, which unpurchased portion must be in whole shares.

                  On the Qualifying Equity Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all shares of Series A Preferred Stock properly tendered pursuant to the Qualifying Equity Proceeds Offer on a pro rata basis (or as nearly a pro rata basis as practicable) to the extent of any Excess Proceeds or Subsequent Offering Proceeds, as the case may be, (ii) deposit with the transfer agent for the Series A Preferred Stock an amount in cash equal to the aggregate Qualifying Equity Payment in respect of all shares of Series A Preferred Stock so tendered and (iii) deliver, or cause to be delivered, to such transfer agent for cancellation the shares of Series A Preferred Stock so accepted. The Company shall promptly mail, or cause to be mailed, to each holder of Series A Preferred Stock the Qualifying Equity Payment for such Series A Preferred Stock, and new shares of Series A Preferred Stock equal in number to any unpurchased portion of Series A Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Qualifying Equity Offer on or as soon as practicable after the Qualifying Equity Payment Date. The Company may act as transfer agent for the Series A Preferred Stock.

                  (6) PRIORITY OF SERIES A PREFERRED STOCK IN EVENT OF LIQUIDATION OR DISSOLUTION. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company, the amount of one hundred dollars ($100.00) in cash for each share of Series A Preferred Stock (the "Liquidation Preference"), plus an amount equal to all dividends (including Additional Dividends) accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Company or any other stock ranking (as to any such distribution) junior to the Series A Preferred Stock. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Company, the Company by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the Series A Preferred Stock payable before any distribution is made to any holder of any series of preferred stock or common stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to liquidation, dissolution or winding up, in an amount equal to any accrued and unpaid dividends (including Additional Dividends) on the Series A Preferred Stock as of such date and if the Company does not have sufficient Legally Available Funds to declare and pay all dividends (including Additional Dividends) accrued at the time of such liquidation, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the price to be received by the holders of the Series A Preferred Stock for such Series A Preferred Stock. If, upon any liquidation, dissolution or winding up of the Company, the assets distributable among the holders of any Parity Securities shall be insufficient to permit the payment in full to the holders of all such series of Preferred Stock of all preferential amounts payable to all such holders, then subject to Section 2(b), the entire assets of the Company thus distributable shall be distributed ratably among the holders of all Parity Securities in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this subsection (6), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

                  For the purposes of this subsection (6), neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Company.

                  (7) VOTING RIGHTS. (a) The holders of the Series A Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's stockholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

                           (b) In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A Preferred Stock out of any eight consecutive Quarterly Dividend Periods shall be in arrears or
         (ii) the Company shall have failed to make a mandatory redemption of shares of Series A Preferred Stock as set forth in subsection (3)(a), or (iii) the Company shall have failed to comply with the provisions in subsection (4) or (5) in any material respect, then during the period (the "Voting Period") commencing with such time and ending with the time when (i) all arrears in dividends on the Series A Preferred Stock shall have been paid or (ii) the Company shall have redeemed all shares of the Series A Preferred Stock as set forth in subsection (3)(a), or
         (iii) the Company shall have purchased any shares of Series A Preferred Stock validly tendered for purchase under the provisions of subsection
         (4) or (5), in each case as applicable, the remedy for such matters, without otherwise affecting the Company's obligations, shall be that the number of members of the Board of Directors shall automatically be increased by one and the holders of a majority of the outstanding shares of Series A Preferred Stock represented in person or by proxy at any meeting of the stockholders of the Company held for the election of directors during the Voting Period shall be entitled, as a class, to the exclusion of the holders of all other classes or series of capital stock of the Company, to elect one director of the Company to fill the directorship so created. The remaining directors shall be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

                           (c) At any time when the voting rights set forth in subsection (7)(b) with respect to the election of directors shall have vested in the holders of Series A Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of any holder of record of Series A Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 25% of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this subsection (7)(c). Any holder of Series A Preferred Stock which would be entitled to vote at such meeting shall have access to the stock ledger books of the Company for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this subsection (7)(c). Notwithstanding the other provisions of this subsection (7)(c), however, no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                           (d) At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least one-third of the then outstanding shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Series A Preferred Stock and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                           (e) Any director who shall have been elected by holders of Series A Preferred Stock may be removed at any time during a Voting Period, either for or without cause, by and only by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Series A Preferred Stock present in person or represented by proxy at such meeting. Any director elected by holders of Series A Preferred Stock who dies, resigns or otherwise ceases to be a director shall be replaced by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock at a special meeting of stockholders called for that purpose. At the end of the Voting Period, the holders of Series A Preferred Stock shall be automatically divested of all voting power vested in them under this subsection 7(e) but subject always to the subsequent vesting hereunder of voting power in the holders of Series A Preferred Stock if any subsequent event would again trigger a new Voting Period under subsection 7(b). The term of all directors elected pursuant to the provisions of this subsection 7(e) shall in all events expire at the end of the Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by one director, subject always to the increase of the number of directors pursuant to subsection 7(b) hereof in case of the future right of the holders of Series A Preferred Stock to elect directors as provided herein.

                  (8) CONVERSION OF SERIES A PREFERRED STOCK. The Series A Preferred Stock shall not be convertible

                  (9) LIMITATIONS. Except as expressly permitted by this subsection (9), the Company shall not and shall not permit any of its Subsidiaries to (1) declare, pay or set apart for payment any dividend or make any distribution on, or directly or indirectly purchase, redeem or discharge any mandatory redemption, sinking fund or other similar obligation in respect of any other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends or liquidation rights (collectively, "Parity Securities"), or in respect of any warrants, rights or options exercisable for or convertible into any such Parity Securities or (2) declare, pay or set apart for payment any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any such mandatory redemption, sinking fund or other similar obligation in respect of any stock of the Company ranking junior to the Series A Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities"), or in respect of any warrants, rights or options exercisable for or convertible into any Junior Securities; provided, however, that (1) with respect to dividends and distributions, payments may be made or amounts set aside for payment of dividends on Parity Securities if either (x) it is made in accordance with subsection (2)(b) hereof or (y) prior to or concurrently with such payment or setting apart for payment, all accrued and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in subsection (2) hereof (including Additional Dividends) shall have been or shall be paid and no Voting Period shall be in effect; (2) with respect to any purchase, redemption or retirement of Parity Securities, shares of Series A Preferred Stock shall be redeemed so that the number of shares of Series A Preferred Stock and Parity Securities so purchased or redeemed shall bear to each other the same ratio that the Liquidation Preference and the liquidation preference of such Parity Securities shall bear to each other; (3) dividends and distributions may be made or set aside for payment in respect of any Junior Securities if (A) the Company is not in arrears in the payment of dividends with respect to the Series A Preferred Stock, (B) no Voting Period is in effect and (C) the aggregate amount of such dividends and distributions made or set aside for payment after the original issuance of the Series A Preferred Stock does not exceed the aggregate net cash proceeds received and the fair market value (as determined in good faith by the Board of Directors of the Company) of property received after the issuance date of the Series A Preferred Stock by the Company from the issuance or sale of Junior Stock or warrants, options or rights to purchase Junior Stock or from capital contributions in respect of Junior Stock, provided that the requirements of this clause (C) need only be met for so long as $10,000,000 or more in aggregate Liquidation Preference of Series A Preferred Stock is outstanding (unless the outstanding amount has been reduced to less than $10,000,000 by reason of an optional redemption under subsection (3)(b)). Notwithstanding the foregoing, the need to comply with the foregoing clause (C) will terminate in the event that, on or prior to the Trigger Date, the Company or a third party shall have offered to purchase (a "Terminating Tender") all then outstanding shares of Series A Preferred Stock at a price equal to the liquidation preference thereof, together with accrued and unpaid dividends thereon, and purchases any shares of Series A Preferred Stock validly tendered in the Terminating Tender, whether or not all holders shall so tender their shares for purchase. A Terminating Tender shall remain open for a minimum of 20 business days. In addition, notwithstanding the foregoing, the Company will be permitted to (1) pay dividends and distributions in respect of capital stock in the form of Junior Stock and dividends and distributions in respect of Parity Stock in the form of Parity Stock; (2) pay dividends or make other distributions in respect of any capital stock if at the time of declaration of such dividend or distribution the Company could have made such payment in compliance with this subsection (9); (3) exchange or replace Junior Stock with other Junior Stock or Parity Stock with Parity Stock or Junior Stock; (4) make payments to redeem, repurchase or acquire for value Junior Stock or Parity Stock or options in respect thereof, in each case in connection with any repurchase, cash settlement, put or call provisions under employee stock option, management subscription, retained share or stock purchase agreements or other agreements to compensate employees, including in respect of restricted stock awards, as contemplated by the Recapitalization Agreement; and (5) redeem, purchase or acquire Junior Stock upon a change in control or an equity issuance following or at the time of satisfaction or waiver of the provisions contained in subsection (4) or (5) and in any indebtedness of the Surviving Company.

                           (a) So long as any shares of the Series A Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, except as otherwise provided in this Certificate of Incorporation, the Company shall not amend this Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock so as to affect such holders adversely. Without limiting the generality of the preceding sentence, the Company will not amend this Certificate of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

                           (i) change the relative seniority rights of the
                  holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to (a) seniority as to liquidation preferences or dividend, repurchase or redemption rights, or
                  (b) parity as to liquidation preferences or dividend, repurchase or redemption rights, in each case in relation to the holders of the Series A Preferred Stock;

                           (ii) reduce the amount payable to the holders of
                  Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preference of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company, or change the dividend or redemption rights of the holders of Series A Preferred Stock;

                           (iii) cancel or modify the rights of the holders of
                  the Series A Preferred Stock provided for in this subsection
                  (9) or in subsection (3) through (7);

                           (iv) increase or decrease (other than by redemption
                  or purchase and any subsequent filing in connection therewith) the authorized number of shares of Series A Preferred Stock; or

                           (v) subject to the following paragraph, allow for the
                  issuance of a Parity Security.

         Notwithstanding the foregoing provisions, the designation or authorization of any Parity Security shall be permitted without a separate class vote of the Series A Preferred Stock for the authorization of such equity security, if such equity security is issued in connection with (1) an investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or (2) the acquisition by the Company or any Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person or comprises any division or line of business of such person or any other properties or assets of such person acquired outside of the ordinary course of business (either of subclauses (1) and (2) an "Acquisition"); provided that, in each case, such issuance is to a person or persons having a direct or indirect beneficial interest in the person or assets so acquired by the Company or any Subsidiary of the Company; and provided, further, that the Company shall not issue any Parity Security if the Company is in arrears in the payment of dividends with respect to the Series A Preferred Stock.

                  (b) So long as any shares of the Series A Preferred Stock are outstanding the Company shall not allow any Subsidiary of the Company to issue any preferred stock (other than to Company or a Subsidiary of the Company). Notwithstanding the foregoing, a Subsidiary of the Company will be permitted to issue preferred stock in connection with an Acquisition so long as such issuance is to a person having a direct or indirect beneficial interest in the person or assets so acquired by the Company or any Subsidiary of the Company if such preferred stock is issued solely by the acquired entity or solely by a Subsidiary of the Company substantially all of whose assets are then comprised of the assets so acquired.

                  (c) So long as any shares of the Series A Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of a majority of all of the outstanding shares of Series A Preferred Stock (given in person or by proxy, either by written consent pursuant to the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series A Preferred Stock voting as a class and with each share of Series A Preferred Stock having one vote) shall be required prior to the sale, lease or conveyance of all or substantially all of the Company's assets or the merger or consolidation of the Company with or into any other entity if as a result of such transaction the Series A Preferred Stock would be cashed out for less than 100% (or, if the transaction would constitute a Change in Control, 101%) of its Liquidation Preference plus any accrued and unpaid dividends (including Additional Dividends), or as a result of which the Series A Preferred Stock would continue in existence (either as stock in the Company or in the surviving company in a merger or in any parent company of the Company or such surviving corporation) but with an adverse alteration in its specified designations, rights, preferences or privileges.

                  (d) Nothing herein contained shall be construed so as to require a class vote or the consent of the holders of the outstanding shares of Series A Preferred Stock (i) in connection with any increase in the total number of authorized shares of Common Stock, or (ii) in connection with the authorization or increase of any class or series of Junior Securities.

                  The limitations stated above shall not apply if, at or prior to the time when the distribution, payment, purchase, redemption, discharge, conversion, exchange, amendment, alteration, repeal, issuance, sale, lease, conveyance, merger or consolidation is to occur, as the case may be, provision is made for the redemption or reacquisition of all shares of Series A Preferred Stock at the time outstanding. Nothing herein contained shall in any way limit the right and power, subject to the limitations set forth herein, of the Company to issue the presently authorized but unissued shares of its capital stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

                  (10) RANKING OF SERIES A PREFERRED STOCK. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock shall rank prior to all other capital stock, of the Company outstanding at the time of issuance of the Series A Preferred Stock. As contemplated by subsection (9), Series A Preferred Stock shall be subject to the creation of Junior Securities and, pursuant to the voting requirements of subsection (9), Parity Securities and Senior Securities.

                  D. Except as set forth in any contractual agreements between the Company and a shareholder of the Company, no holder of any class of stock issued by this Company shall be entitled to pre-emptive rights.

                  E. The number of authorized shares of each class of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, voting together as a single class.

                  5. (a) The business and affairs of the Company shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such preferred stock with respect to such stock and such directors so elected shall not be divided into classes pursuant to this Article 5.

         (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors.

         6. Except as otherwise required by law, special meetings of stockholders of the Company may be called at any time for any purpose or purposes by the Board of Directors or by the President, and shall be called by the President or Secretary upon the request of a majority of the Directors or upon the written request of the holders of at least a majority of all outstanding shares entitled to vote on the action proposed to be taken. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting and the business transacted shall be confined to the object stated in the notice of the meeting.

         7. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized: To make, alter or repeal the by-laws of the Company; To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company; To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         8. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of 279 of Title 8 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company. Elections of Directors need not be by ballot unless the bylaws of the Company shall so provide.


         10. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights and powers conferred upon stockholders, directors and officers, if any, herein are granted subject to this reservation.

         11. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 11 shall not increase the liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         12. A. Each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Company shall indemnify a director or officer in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such Director or officer only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article 12 or otherwise.

         B. The Company may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any employee or agent of the Company and to any person who is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.

         C. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

         D. Neither the amendment nor repeal of this Article 12, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Company, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate or reduce the effect of this Article 12 in respect to any acts or omissions occurring prior to such amendment or repeal or such adoption of an inconsistent provision.

         13. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            METALDYNE SUBSIDIARY INC.

                                  WITH AND INTO

                                 MASCOTECH, INC.

--------------------------------------------------------------------------------

                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware

--------------------------------------------------------------------------------

         MascoTech, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Metaldyne Subsidiary Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

         FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on January 19, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

         WHEREAS, the Company owns all of the outstanding shares of capital stock Metaldyne Subsidiary Inc., a newly formed Delaware corporation (the "Subsidiary");

         WHEREAS, the Directors of the Company deem it advisable that the Subsidiary be merged with and into the Company, pursuant to Section 253 of the DGCL;

         NOW, THEREFORE, IT IS RESOLVED, that the Subsidiary be merged with and into the Company, with the Company as the surviving corporation (the "Merger"); and further

         RESOLVED, that the name of the Company shall be changed in the Merger to Metaldyne Corporation, so that, from and after the Merger. Article 1 of the Company's Amended and Restated Certificate of Incorporation shall read as follows: "The name of the corporation shall be Metaldyne Corporation"; and further

         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and further

         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and further

         RESOLVED, that any officer of the Company be and each of them hereby is, authorized and directed to make, execute and acknowledge, in the name of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware; and further

         RESOLVED, that any officer of the Company be, and each of them hereby is, authorized, empowered and directed to execute such other documents and take such other actions as any one or more of them shall deem necessary, appropriate or advisable to carry out the intent and purpose of the foregoing resolutions, including, without limitation, executing such instrument, filing such documents and taking such other action as required under the Company's financing documents or as required by law or any governmental or regulatory body; and further

         RESOLVED, that all actions taken and expenses incurred by any officer heretofore in furtherance of any actions authorized by any of the foregoing resolutions hereby are expressly ratified, confirmed, adopted and approved.

         FOURTH: The Company shall be the surviving corporation of the Merger and the name of the surviving corporation shall be Metaldyne Corporation.

         In WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 23rd day of January, 2001.



                                    MASCOTECH, INC.



                                    By: /s/David B. Liner
                                        ----------------------------------------
                                        Name: David B. Liner
                                        Office: Vice President & General Counsel